                                                                    Exhibit 10.4


                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT, dated November 1, 1998, is made by and between Kimco Realty Corporation (the "Company"), a Maryland corporation and Michael J. Flynn (the "Executive").

                                    RECITALS:

                  A. Executive has been employed by the Company as its Vice Chairman and President pursuant to an Employment Agreement dated November 1, 1995 which expires October 31, 1998 (the "Prior Agreement").

                  B. It is the desire of the Company and the Executive to continue their relationship on the terms set forth below.

                  NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below the parties hereto agree as follows:

         1. Certain Definitions.

                  (a)  "Base Salary" is defined in Section 5(a).

                  (b)  "Benefits" is defined in Section 5(d).

                  (c)  "Board" shall mean the Board of Directors of the Company.

                  (d)  "Bonus" is defined in Section 5(b).

                  (e) "Cause": For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (i) a finding by the Board that he has materially harmed the Company through a material act of dishonesty in the performance of his duties hereunder, (ii) his conviction of a felony, or (iii) his failure to perform his material duties under this Agreement (other than a failure due to disability) after written notice specifying the failure and a reasonable opportunity to cure (it being understood that if his failure to perform is not of a type requiring a single action to cure fully, that he may commence the cure promptly after such written notice and thereafter diligently prosecute such cure to completion).

                  (f) "Disability" shall mean the absence of the Executive from the Executive's duties to the Company on a full-time basis for a total of 16 weeks during any 12 month period as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

                  (g)  "Effective Date" shall mean November 1, 1998.

                  (h) "Good Reason": The Executive shall have Good Reason to terminate his employment in the event of any material adverse change in his job titles, duties, responsibilities, perquisites granted hereunder, or authority without his consent.

                  (i)  "Prior Agreement" is defined in the Preamble hereto.

                  (j)  "Term of Employment" is defined in Section 2.

         2. Employment. The Company shall continue to employ the Executive and the Executive shall continue to be employed by the Company, for the five year period commencing on the Effective Date (such period, subject to earlier termination pursuant to Section 6, the "Term of Employment"), in the position set forth in Section 3 and upon the other terms and conditions herein provided. The Term of Employment shall automatically be extended for successive one year periods until either party hereto gives notice of non-renewal to the other (pursuant to Section 13), no later than three months prior to the then applicable end of the Term of Employment. Notwithstanding the foregoing the Executive shall have the right to terminate the Term of Employment effective on or after the third anniversary of the Effective Date by giving notice thereof to the Company pursuant to Section 13.

         3. Position. During the Term of Employment, the Executive shall serve as the Vice-Chairman and President of the Company.

         4. Place of Performance. In connection with his employment during the Term of Employment, the Executive shall be based at the Company's principal executive offices currently located in New Hyde Park, New York.

         5. Compensation and Related Matters.

                  (a) Base Salary. During the Term of Employment the Executive shall receive a base salary ("Base Salary") at a rate of $650,000 per annum, payable monthly or more frequently in accordance with the Company's practice as applied to other senior executives.

                  (b) Bonus. As additional compensation for services rendered during the Term of Employment the Executive shall be eligible to receive a bonus ("Bonus") in cash at such times and in such amounts, if any, as the Board in its sole discretion shall determine.

                  (c) Equity Compensation. Executive shall be eligible to receive grants of common stock of the Company, or options with respect thereto, in such amounts, if any, and under such conditions as the Board, in its sole discretion, shall determine.

                  (d) Benefits. During the Term of Employment, the Executive shall be entitled to participate in or receive benefits under any employee benefit plan or other arrangement made available by the Company to any of its senior employees (collectively "Benefits"), subject to and on a basis consistent with the terms, conditions and overall administration of such plan or arrangement, provided, however, that the Executive shall be entitled to four weeks of paid vacation per annum during the Term of Employment, exclusive of Company holidays and that the Executive shall be entitled to take sick or personal days off in accordance with the Company's practice as applied to other senior executives. The Company shall also provide Executive with use of an automobile selected by Executive and shall pay fuel, oil and other vehicle necessities and maintenance and repairs cost and expenses for or to the automobile and shall provide a driver for the Executive's use of the automobile on Company business.

                  (e) Expenses. The Company shall promptly reimburse the Executive for all reasonable travel and other business expenses incurred by the Executive in the performance of his duties to the Company hereunder.

                  (f) No Waiver. The Executive shall also be entitled to such other benefits or terms of employment as are provided by law.

         6. Termination. The Executive's employment hereunder may be terminated by the Company or the Executive, as applicable, without any breach of this Agreement only under the following circumstances:

                  (a) Death. The Executive's employment hereunder shall terminate upon his death.

                  (b) Disability. If the Company determines in good faith that the Disability of the Executive has occurred during the Term of Employment, the Company may give the Executive written notice in accordance with Section 13(b) of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive, provided that within the 30 days after such receipt, the Executive shall not have returned to full-time performance of his duties. The Executive shall continue to receive his Base Salary and Benefits until the date of termination.

                  This subsection 6(b) shall not limit the entitlement of the Executive, his estate or beneficiaries to any disability or other benefits then available to the Executive under any disability insurance or other benefit plan or policy which is maintained by the Company for the Executive's benefit.

                  (c) Cause. The Company may terminate the Executive's employment hereunder for Cause.

                  (d) Good Reason. The Executive may terminate his employment for Good Reason.

                  (e) Without Cause. The Company may terminate the Executive's employment hereunder without Cause upon 30 days notice.

                  (f) Notice of Termination. Any termination of the Executive's employment hereunder by the Company or the Executive (other than by reason of the Executive's death) shall be communicated by a notice of termination to the other parties hereto. For purposes of this Agreement, a "notice of termination" shall mean a written notice which
         (i) indicates the specific termination provision in the Agreement relied upon, (ii) sets forth in reasonable detail any facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision indicated and (iii) specifies the effective date of the termination.

         7. Benefits upon Certain Terminations of Employment.

                  (a) Termination upon Death or Disability.

                           (i) If the Executive's employment shall terminate by
                  reason of his death (pursuant to Section 6(a)) payment of one-half his Base Salary shall continue for the lesser of one year or the otherwise applicable termination of the Term of Employment to such payee as the Executive shall have designated on the signature page hereof. (Such payee may subsequently be changed by the Executive by written notice to the Company).

                           (ii) If the Executive's employment shall terminate by
                  reason of his death or Disability, any options with respect to the common stock of the Company then held by Executive which are not yet exercisable shall thereupon become exercisable and shall remain exercisable until expiration in accordance with the terms of such option.

                  (b) Termination without Cause or for Good Reason: If the Executive's employment shall terminate without Cause (pursuant to Section 6(e)) or for Good Reason (pursuant to Section 6(d)),

                           (i) the Company shall continue to pay the Executive
                  his Base Salary and to make all necessary payments for and provide all Benefits to the Executive under this Agreement pursuant to Section 5(d) until the date of his termination,

                           (ii) the Company shall pay the Executive a severance
                  benefit equal to the greater of (A) the remaining Base Salary payments to which the Executive would be entitled for the remainder of the Term of Employment if such termination of employment had not occurred (and without regard to the Executive's right described in the last sentence of Section 2) or (B) one year's payment of Base Salary, and

                           (iii) any options with respect to the common stock of
                  the Company then held by Executive which are not yet exercisable shall thereupon become exercisable and shall remain exercisable until expiration in accordance with the terms of such option.

                  (c) Survival. The expiration or termination of the Term of Employment shall not impair the rights or obligations of any party hereto which shall have accrued hereunder prior to such expiration.

                  (d) Mitigation of Damages. In the event of any termination of the Executive's employment by the Company, the Executive shall not be required to seek other employment to mitigate damages and any income earned by the Executive from other employment or self-employment shall be not be offset against any obligations of the Company to the Executive hereunder.

         8. Consultancy. Upon termination of the Term of Employment pursuant to the notices described in the second or third sentences of Section 2, Executive and the Company shall thereupon enter into a consulting agreement which shall provide for compensation of $250,000 per annum, a term of three years and other customary terms and conditions.

         9. Disputes.

                  (a) Any dispute or controversy arising under, out of, in connection with or in relation to this Agreement shall, at the election and upon written demand of any party to this Agreement, be finally determined and settled by arbitration in New York, New York in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof.

                  (b) The prevailing party in any such proceeding shall be entitled to collect from the other party, all legal fees and expenses reasonably incurred in connection therewith.

         10. Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the Company, the Executive and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

         11. Governing Law. This Agreement is being made and executed in and is intended to be performed in the State of New York, and shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of New York.

         12. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         13. Notices. Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, as follows:

                  (a) If to the Company, addressed to its principal offices to the attention of the Chairman, at:

                                    3333 New Hyde Park Rd.
                                    New Hyde Park, NY 11042

                  (b) If to the Executive, to him at the address set forth below under his signature;

or at any other address as any party shall have specified by notice in writing to the other parties.

         14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

         15. Entire Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.

         16. Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive and a disinterested director of the Company. By an instrument in writing similarly executed, the Executive or the Company may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

         17. No Effect on Other Contractual Rights. Notwithstanding Section 6, the provisions of this Agreement, and any other payment provided for hereunder, shall not reduce any amounts otherwise payable to the Executive under any other agreement between the Executive and the Company, or in any way diminish the Executive's rights under any employee benefit plan, program or arrangement of the Company to which he may be entitled as an employee of the Company.

         18. No Inconsistent Actions; Cooperation.

                  (a) The parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

                  (b) Each of the parties hereto shall cooperate and take such actions, and execute such other documents as may be reasonably requested by the other in order to carry out the provisions and purposes of this Agreement.

         19. No Alienation of Benefits. To the extent permitted by law the benefits provided by this Agreement shall not be subject to garnishment, attachment or any other legal process by the creditors of the Executive, his beneficiary or his estate.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                    EXECUTIVE



                                    /s/ Michael J. Flynn
                                    -----------------------------
                                    Michael J. Flynn
                                    215 Old Church Road
                                    Greenwich, CT 06830




                                    KIMCO REALTY CORPORATION,
                                    a Maryland corporation



                                    By: /s/ Milton Cooper
                                        -------------------------



Executive's payee pursuant to Section 7(a):

Name:   Anne J. Flynn

Address:  215 Old Church Road
          Greenwich, CT 06830